Exhibit 10.13

Amended and Restated Restrictive Covenants Side Letter

August 17, 2020

Reference is hereby made to that certain Restrictive Covenants Side Letter (the “Original Side Letter”), dated August 1, 2016, by and among Disco (Cayman) Acquisition Co. (the “Acquiror”), Disco Topco Holdings (Cayman), L.P. (the “Partnership”), Apax Partners, L.P., Accenture Holdings plc, Accenture International SARL (“Accenture International”) and Accenture LLP (“Accenture LLP”). The signatories hereto entered into the Original Side Letter in connection with the consummation of the transactions contemplated by the Transaction Agreement, by and among the Partnership, Accenture LLP, Accenture International and the Acquiror, dated as of April 14, 2016 (the “Transaction Agreement”). Reference is also made to the Fifth Amended and Restated Limited Partnership Agreement of the Partnership, by and among Disco (Cayman) GP Co. and the limited partners party thereto, dated as of June 5, 2020 (the “A&R LP Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the A&R LP Agreement.

The signatories hereto desire to amend and restate the Original Side Letter in its entirety as set forth in this amended and restated letter agreement (this “Restated Side Letter”)

For purposes of this Restated Side Letter (i) “Restricted Activities” means end-to-end integration, end-to-end project management, end-to-end deployment, change management and end-to-end testing services for client specific requirements necessary beyond software configuration-and-customization-focused services (“System Integration Services”); provided, that software configuration- and customization- focused services that optimize the software products of the Partnership for client requirements shall not constitute “Restricted Activities” and (ii) “Restricted Markets” means the markets of North America, the United Kingdom, Ireland, Australia and New Zealand.

None of the Partnership or its Subsidiaries will perform the Restricted Activities without the prior written consent of the Accenture Investors; provided, that the Partnership and its Subsidiaries shall be permitted (x) to acquire any target Person or business either (1) listed on Schedule A hereto or (2) any other target Person or business so long as revenues generated (A) by Restricted Activities conducted by such target Person or business do not constitute more than 50.0% of such target’s aggregate revenues in the most recent fiscal year and (B) by Restricted Activities marketed to third parties by such target Person or business do not constitute 25% of such target’s aggregate revenues in the most recent fiscal year; provided, further, that the target Person or business, under ownership of the Partnership (or any of its Subsidiaries), shall be permitted to continue to engage in Restricted Activities consistent with its past practice prior to such acquisition or (y) to perform System Integration Services for property and casualty insurance carriers and agencies at a client’s or prospective client’s request so long as such System Integration Services are not marketed to third parties and such performance does not violate the Alliance Agreement. Notwithstanding the foregoing, (i) the Partnership and its Subsidiaries shall be permitted to perform some or all of the Restricted Activities without the prior written consent of the Accenture Investors for clients or prospective clients (other than

Joint Clients (as defined in Section 1.4 of Schedule B to the Alliance Agreement)) with Direct Written Premiums (“DWP”) of any size so long as (1) the value of the contract (or series of related contracts) to the Partnership and its Subsidiaries for such Restricted Activities (based on the fees to be paid by the client or prospective client) is less than $500,000 in any twelve-month period or (2) the Accenture Investors have indicated in writing to the Partnership or a Subsidiary that the Accenture Group is not interested in performing the applicable Restricted Activity work for such client or prospective client with respect to a particular engagement and (ii) if less than 75.0% of the Indian Business Employees become Transferred Employees (as defined in the Transaction Agreement) then the Partnership and its Subsidiaries shall be permitted to acquire one (1) target Person or business with revenues from Restricted Activities in excess of the limitations set forth in the first sentence of this paragraph so long as such Person or business does not have more than 300 employees, and such Person or business, under the ownership of the Partnership (or any of its Subsidiaries), shall be permitted to engage in Restricted Activities consistent with its past practice prior to such acquisition and as such activities may be applied to the Business.

No member of the Accenture Group shall (x) build or acquire a proprietary software product for the property and casualty insurance industry, including all participants therein, that are competitive with the products of the Partnership or any of its Subsidiaries (provided, that the Accenture Group shall be permitted to (A) build custom solutions at a client’s or prospective client’s request so long as such particular custom solutions are not marketed by the Accenture Group to third parties or resold by the Accenture Group and (B) build or acquire interfaces, accelerators, integrations, methodologies, and other implementation and service-related tools) or (y) make an equity investment in any Person that commercializes a product competitive with products of the Partnership or any of its Subsidiaries (provided, that the Accenture Group shall be permitted (A) to own securities in such a Person referenced in clause (y) to the extent such investment does not represent more than 5.0% of the voting power in such Person and (B) in each case of (x) and (y), make an equity investment in a Person if such Person does not generate revenues from products competitive with those of the Partnership and/or its Subsidiaries that constitute more than 25.0% of such Person’s aggregate revenues in the most recent fiscal year).

The Accenture Group will not acquire a business that generates a majority of its revenues from providing System Integration Services and other related services for applications sold by any of the persons set forth in Schedule B hereto to clients in the Restricted Markets.

The Apax Group will use the Partnership (or a Subsidiary of the Partnership) as the acquisition vehicle for all acquisitions consistent with the Roll-Up Strategy in the Restricted Markets; provided, that the Apax Group shall be permitted to acquire any Person or business if (i) the revenues generated by such target’s Insurance Business do not constitute more than 25.0% of such target’s aggregate revenues in the most recent fiscal year or (ii) the Acquiror has presented such acquisition opportunity to the Board (as defined in the Amended & Restated Memorandum and Articles of Association of the General Partner) and at least one Accenture Director (as defined in the Amended & Restated Memorandum and Articles of Association of the General Partner) has consented to the Partnership declining such opportunity.

Neither the Accenture Group nor the Apax Group (other than the Partnership or its Subsidiaries and any of the Apax Group’s limited partners) will, directly or indirectly, solicit to hire as an employee or engage as consultant or hire as an employee or engage as a consultant any employee of the Partnership and its Subsidiaries (or who was a Business Employee prior to the Closing); provided that the foregoing shall not preclude any member of the Accenture Group or the Apax Group from (x) making a general or public solicitation not targeted at the employees of the Partnership and its Subsidiaries (including, without limitation, by a bona fide search firm or pursuant to an online advertisement), (y) soliciting or hiring any employee whose employment was terminated by the Partnership and its Subsidiaries prior to commencement of employment discussions between the Accenture Group or the Apax Group, on the one hand, and such employee, on the other hand, or (z) hiring any employee who responds to a general or public solicitation not targeted at the employees of the Partnership and its Subsidiaries (including, without limitation, by a bona fide search firm or pursuant to an online advertisement).

None of the Partnership or any of its Subsidiaries will, directly or indirectly, solicit to hire as an employee or engage as consultant any employee of the Accenture Group; provided that the foregoing shall not preclude the Partnership or any of its Subsidiaries from (x) making a general or public solicitation not targeted at the employees of the Accenture Group (including, without limitation, by a bona fide search firm or pursuant to an online advertisement), (y) soliciting any employee whose employment was terminated by the Accenture Group prior to commencement of employment discussions between the Partnership or its Subsidiary, on the one hand, and such employee, on the other hand, or (z) hiring any employee who responds to a general or public solicitation not targeted at the employees of the Accenture Group (including, without limitation, by a bona fide search firm or pursuant to an online advertisement).

This Restated Side Letter shall terminate and be of no further force and effect upon the earlier to occur of (i) August 1, 2021 and (ii) the date on which the Accenture Group owns less than ten percent (10%) of the outstanding Units that are not Class D Units. After the initial public offering of shares of common stock, par value $0.01 per share (“Common Stock”), of Duck Creek Technologies, Inc. (“Duck Creek”), references in this Restated Side Letter to “Units that are not Class D Units” shall be deemed to refer to shares of Common Stock that are not issued pursuant to any equity incentive plan of Duck Creek (including shares of Common Stock issued upon exercise of any options granted under any such equity incentive plan).

Sections 12.1, 12.3. 12.4, 12.5, 12.7, 12.8, 12.9, 12.10, 12.11 and 12.15 of the Transaction Agreement are incorporated herein, mutatis mutandi.

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IN WITNESS WHEREOF, the parties hereto have executed this Restated Side Letter as of the date first above written.

Disco (Cayman) Acquisition Co.

By:
Name:
	Title:	Authorized Signatory

Disco Topco Holdings (Cayman), L.P.

By:	Disco (Cayman) GP Co., its general partner

By:
Name:
	Title:	Authorized Signatory

Apax Partners, L.P.

By:
Name:
Title:

[Signature Page to Amended and Restated Restrictive Covenants Side Letter]

Accenture Holdings plc

By:

Name:
Title:

Accenture International SARL

By:

Name:
Title:

Accenture LLP

By: Accenture Inc., its managing partner
Name:
Title: